Exhibit 99.1
Contact Information
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
www.nii.com
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS ANNOUNCES SECOND QUARTER 2011 RESULTS
Company Achieves Record Level of Quarterly Operating Income
Before Depreciation and Amortization
•	Net subscriber additions of 382,000

•	Consolidated operating revenues of $1.75 billion

•	Consolidated operating income before depreciation and amortization (OIBDA) of $473 million

•	Consolidated operating income of $301 million and consolidated net income of $114 million, or $0.67 per basic share
RESTON, Va. — July 28, 2011 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the second quarter of 2011. During the quarter, the company added 382,000 net subscribers to its network, bringing its ending subscriber base to more than 9.8 million, a 20 percent increase in the ending subscriber base compared to the subscriber base on June 30, 2010. Financial results for the quarter included consolidated operating revenues of $1.75 billion, a 29 percent increase compared to the second quarter of 2010, and consolidated OIBDA of $473 million, a 36 percent increase compared to the same period last year. OIBDA for the second quarter of 2011 includes almost $17 million related to the recovery of interconnection costs attributable to the first quarter of 2011 based on the retroactive application of new mobile termination rates in Mexico to January 1, 2011. For the second quarter of 2011, the company generated consolidated operating income of $301 million and consolidated net income of $114 million, or $0.67 per basic share.
The company continues to invest in the expansion of the coverage and capacity of its networks and the development and deployment of its new third generation networks. Consolidated second quarter 2011 capital expenditures were $304 million, with $210 million of that amount invested in Brazil and Mexico and $129 million of that amount invested in the company’s third generation networks.

“Our strong operational metrics and focus on profitable growth drove the highest level of quarterly OIBDA in our history, supported in part by the recent decision by the regulators in Mexico to reduce mobile termination rates,” said Steve Dussek, NII Holdings’ chief executive officer. “Our business continues to build momentum as we prepare to launch our Push-to-Talk (PTT) service on our new W-CDMA network in Peru and deploy our 3G networks in Brazil, Mexico and Chile. We believe these new networks will continue to differentiate our services from the competition, while providing us with more products and services that meet the needs of our valuable customer base.”
NII Holdings’ consolidated average monthly service revenue per subscriber (ARPU) was $51 for the second quarter of 2011, up $4 when compared to the same period last year, driven primarily by improving local currency exchange rates. The company also reported churn of 1.71 percent for the second quarter, consistent with the level reported for the same period last year. Consolidated cost per gross add (CPGA) was $305 for the second quarter of 2011, a $19 increase compared to the second quarter of 2010. This increase resulted from a combination of stronger local currency exchange rates and additional marketing initiatives in preparation for the company’s upcoming 3G launches.
The company ended the quarter with $4.4 billion in total long-term debt and $2.9 billion in consolidated cash and investments, resulting in net debt at the end of the quarter of $1.5 billion.
“Our focus on attracting and retaining the most valuable customers in the industry has enabled us to deliver strong results during the period, as we generated a 20 percent increase in our ending subscriber base, a 30 percent increase in revenues and a 36 percent increase in OIBDA over the second quarter of last year,” said Gokul Hemmady, NII’s executive vice president and chief financial officer. “While our customer growth for the second quarter puts us slightly behind our mid-year goal, we have taken steps that we believe will position us to improve our sales productivity in the second half of the year. Taking into consideration those actions and our strong revenue and OIBDA growth during the first half of the year, we are increasing our 2011 guidance with respect to revenues, OIBDA and capital expenditures and maintaining our guidance with respect to net subscriber additions.”
2011 Guidance
As a result of strong financial and operating results and improving currency trends across most markets during the first half of the year, NII Holdings is updating its previously announced 2011 guidance for revenues, OIBDA and capital expenditures and is maintaining its 2011 guidance for net subscriber additions. The company’s revised guidance for 2011 is as follows:

Category	February 2010 Guidance	Updated 2011 Guidance
2011 Net Subscriber Additions	1.7 million	1.7 million
2011 Consolidated Revenues	$6.6 billion	$7.1 billion
2011 Consolidated OIBDA*	$1.6 billion	$1.75 billion
2011 Consolidated Capital Expenditures	$1.6 billion	$1.7 billion
•	The company’s OIBDA guidance includes the impact of an estimated $75 million of non-cash equity compensation expense.
The company’s updated 2011 outlook is predicated on a number of assumptions including the assumption that foreign exchange rates and general economic conditions in its markets will remain relatively stable during the remainder of the year. In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA and net debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with

GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the company uses and information about how to access the conference call discussing NII’s second quarter 2011 results, visit the investor relations link at www.nii.com
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings has operations in Brazil, Mexico, Argentina, Peru and Chile, offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio feature. NII Holdings, a Fortune 500 and Barron’s 500 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ-100 Index. Visit the company’s website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
The company’s second quarter earnings conference call is available via webcast, online at http://phx.corporate-ir.net/phoenix.zhtml?c=137178&p=irol-IRHome on the Investor Relations page.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “providing guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2011. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; unexpected results of litigation; and the additional risks and uncertainties that are described from in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2011 AND 2010
(in millions, except per share amounts, and unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Operating revenues
Service and other revenues	$3,216.7	$2,498.3	$1,670.4	$1,280.6
Digital handset and accessory revenues	156.3	136.8	79.8	71.4

	3,373.0	2,635.1	1,750.2	1,352.0

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	893.7	695.9	448.8	346.4
Cost of digital handset and accessory sales	421.7	354.9	210.2	182.1
Selling, general and administrative	1,153.6	894.7	618.1	475.3
Depreciation	308.6	247.8	161.8	127.1
Amortization	19.4	16.1	10.3	8.1

	2,797.0	2,209.4	1,449.2	1,139.0

Operating income	576.0	425.7	301.0	213.0

Other income (expense)
Interest expense	(176.9)	(179.0)	(95.8)	(93.3)
Interest income	15.8	13.9	9.6	8.3
Foreign currency transaction gains (losses), net	24.1	(1.0)	15.6	24.1
Other expense, net	(8.4)	(7.9)	(4.0)	(3.5)

	(145.4)	(174.0)	(74.6)	(64.4)

Income before income tax provision	430.6	251.7	226.4	148.6
Income tax provision	(220.2)	(127.7)	(112.8)	(73.1)

Net income	$210.4	$124.0	$113.6	$75.5

Net income per common share, basic	$1.24	$0.74	$0.67	$0.45

Net income per common share, diluted	$1.22	$0.73	$0.66	$0.44

Weighted average number of common shares outstanding, basic	170.0	167.3	170.4	167.9

Weighted average number of common shares outstanding, diluted	172.8	170.8	173.0	171.2

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	June 30,	December 31,
	2011	2010
	(unaudited)
Cash and cash equivalents	$2,533.8	$1,767.5
Short-term investments	408.7	537.5
Accounts receivable, less allowance for doubtful accounts of $64.2 and $41.3	968.0	788.0
Property, plant and equipment, net	3,318.2	2,960.0
Intangible assets, net	1,371.0	433.2
Total assets	10,245.9	8,190.7
Long-term debt, including current portion	4,774.3	3,265.4
Total liabilities	6,483.7	4,871.1
Stockholders’ equity	3,762.2	3,319.6

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2011 AND 2010
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	June 30,
	2011	2010
Total digital subscribers (as of June 30)	9,812.2	8,155.6
Net subscriber additions	382.1	392.3
Churn (%)	1.71%	1.71%

Average monthly revenue per handset/unit in service (ARPU) (1)	$51	$47

Cost per gross add (CPGA) (1)	$305	$286
Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Operating revenues
Service and other revenues	$1,647.5	$1,116.5	$869.2	$578.5
Digital handset and accessory revenues	72.2	57.9	37.2	32.1

	1,719.7	1,174.4	906.4	610.6

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	507.4	390.7	266.8	200.2
Cost of digital handset and accessory sales	128.9	86.1	64.3	48.2
Selling, general and administrative	505.1	347.2	280.0	188.5

Segment earnings	578.3	350.4	295.3	173.7
Management fee and other	20.2	16.6	12.8	8.3
Depreciation and amortization	158.7	116.5	84.3	60.1

Operating income	$399.4	$217.3	$198.2	$105.3

Total digital subscribers (as of June 30)			3,713.6	2,867.2
Net subscriber additions			204.6	203.9
Churn (%)			1.59%	1.38%

ARPU (1)			$70	$60

CPGA (1)			$271	$257

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Operating revenues
Service and other revenues	$1,113.2	$990.7	$567.6	$502.8
Digital handset and accessory revenues	42.1	42.9	20.7	21.4

	1,155.3	1,033.6	588.3	524.2

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	227.9	161.9	101.1	75.5
Cost of digital handset and accessory sales	210.8	200.9	103.7	100.1
Selling, general and administrative	313.0	281.6	160.2	143.8

Segment earnings	403.6	389.2	223.3	204.8
Management fee and other	62.7	47.4	33.7	24.0
Depreciation and amortization	101.8	95.4	52.5	48.6

Operating income	$239.1	$246.4	$137.1	$132.2

Total digital subscribers (as of June 30)			3,503.3	3,184.8
Net subscriber additions			58.7	93.2
Churn (%)			1.73%	1.91%

ARPU (1)			$48	$47

CPGA (1)			$461	$386
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Operating revenues
Service and other revenues	$286.3	$247.7	$147.7	$125.8
Digital handset and accessory revenues	25.3	21.2	13.2	10.3

	311.6	268.9	160.9	136.1

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	91.6	87.6	46.7	43.3
Cost of digital handset and accessory sales	41.1	36.2	21.7	17.7
Selling, general and administrative	92.6	76.5	50.1	43.1

Segment earnings	86.3	68.6	42.4	32.0
Management fee and other	10.2	7.5	6.6	3.7
Depreciation and amortization	21.0	19.5	10.7	9.8

Operating income	$55.1	$41.6	$25.1	$18.5

Total digital subscribers (as of June 30)			1,218.6	1,083.2
Net subscriber additions			35.4	28.9
Churn (%)			1.54%	1.70%

ARPU (1)			$35	$34

CPGA (1)			$227	$217

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Operating revenues
Service and other revenues	$157.2	$134.5	$79.5	$68.9
Digital handset and accessory revenues	16.6	14.7	8.7	7.4

	173.8	149.2	88.2	76.3

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	52.4	50.1	26.4	24.4
Cost of digital handset and accessory sales	38.5	29.8	19.3	14.9
Selling, general and administrative	67.9	59.1	34.7	31.0

Segment earnings	15.0	10.2	7.8	6.0
Management fee and other	12.0	8.3	6.9	4.2
Depreciation and amortization	30.6	24.7	15.5	12.7

Operating loss	$(27.6)	$(22.8)	$(14.6)	$(10.9)

Total digital subscribers (as of June 30)			1,305.9	965.9
Net subscriber additions			80.6	60.4
Churn (%)			2.11%	2.04%

ARPU (1)			$19	$23

CPGA (1)			$150	$157

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Six and Three Months Ended June 30, 2011 and 2010” included in this release.
NON-GAAP RECONCILIATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2011 AND 2010
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Three Months Ended
	June 30,
	2011	2010
Consolidated operating income	$301.0	$213.0
Consolidated depreciation	161.8	127.1
Consolidated amortization	10.3	8.1

Consolidated operating income before depreciation and amortization	$473.1	$348.2

	Original	Revised
	Guidance	Guidance
	Estimate*	Estimate*
	Year Ending	Year Ending
	December 31,	December 31,
	2011	2011
Consolidated operating income	$1,350.0	$1,100.0
Consolidated depreciation	240.0	620.0
Consolidated amortization	10.0	30.0

Consolidated operating income before depreciation and amortization	$1,600.0	$1,750.0

*	The Company’s guidance estimate for OIBDA for the year ending December 31, 2011 includes the impact of approximately $75 million of non-cash equity compensation expense. This estimate is predicated on a number of assumptions, including the assumption that foreign currency exchange rates and general economic conditions in its markets will remain relatively stable during the year. The information regarding the Company’s outlook and objectives for 2011, including its guidance estimate for OIBDA for the year ended December 31, 2011, is forward looking and is based upon management’s current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties identified in the “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 included above and of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s other filings with the SEC.

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Three Months Ended
	June 30,
	2011	2010
Consolidated service and other revenues	$1,670.4	$1,280.6
Less: consolidated analog and other revenues	(201.5)	(160.7)

Total consolidated subscriber revenues	$1,468.9	$1,119.9

ARPU calculated with subscriber revenues	$51	$47

ARPU calculated with service and other revenues	$58	$54

Nextel Brazil

	Three Months Ended
	June 30,
	2011	2010
Service and other revenues	$869.2	$578.5
Less: analog and other revenues	(107.1)	(77.6)

Total subscriber revenues	$762.1	$500.9

ARPU calculated with subscriber revenues	$70	$60

ARPU calculated with service and other revenues	$80	$70

Nextel Mexico

	Three Months Ended
	June 30,
	2011	2010
Service and other revenues	$567.6	$502.8
Less: analog and other revenues	(66.5)	(58.7)

Total subscriber revenues	$501.1	$444.1

ARPU calculated with subscriber revenues	$48	$47

ARPU calculated with service and other revenues	$55	$53

Nextel Argentina

	Three Months Ended
	June 30,
	2011	2010
Service and other revenues	$147.7	$125.8
Less: analog and other revenues	(20.7)	(18.1)

Total subscriber revenues	$127.0	$107.7

ARPU calculated with subscriber revenues	$35	$34

ARPU calculated with service and other revenues	$41	$39

Nextel Peru

	Three Months Ended
	June 30,
	2011	2010
Service and other revenues	$79.5	$68.9
Less: analog and other revenues	(6.2)	(5.6)

Total subscriber revenues	$73.3	$63.3

ARPU calculated with subscriber revenues	$19	$23

ARPU calculated with service and other revenues	$21	$25

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Three Months Ended
	June 30,
	2011	2010
Consolidated digital handset and accessory revenues	$79.7	$71.4
Less: consolidated uninsured replacement revenues	(6.1)	(4.2)

Consolidated digital handset and accessory revenues, net	73.6	67.2
Less: consolidated cost of handset and accessory sales	209.9	182.1

Consolidated handset subsidy costs	136.3	114.9
Consolidated selling and marketing	196.5	165.2

Costs per statement of operations	332.8	280.1
Less: consolidated costs unrelated to initial customer acquisition	(65.6)	(51.4)

Customer acquisition costs	$267.2	$228.7

Cost per Gross Add	$305	$286

Nextel Brazil

	Three Months Ended
	June 30,
	2011	2010
Digital handset and accessory revenues	$37.2	$32.1
Less: uninsured replacement revenues	(2.9)	(2.1)

Digital handset and accessory revenues, net	34.3	30.0
Less: cost of handset and accessory sales	64.3	48.2

Handset subsidy costs	30.0	18.2
Selling and marketing	82.7	68.4

Costs per statement of operations	112.7	86.6
Less: costs unrelated to initial customer acquisition	(10.3)	(4.9)

Customer acquisition costs	$102.4	$81.7

Cost per Gross Add	$271	$257

Nextel Mexico

	Three Months Ended
	June 30,
	2011	2010
Digital handset and accessory revenues	$20.7	$21.4
Less: uninsured replacement revenues	(3.2)	(2.1)

Digital handset and accessory revenues, net	17.5	19.3
Less: cost of handset and accessory sales	103.7	100.1

Handset subsidy costs	86.2	80.8
Selling and marketing	74.4	68.0

Costs per statement of operations	160.6	148.8
Less: costs unrelated to initial customer acquisition	(50.5)	(43.5)

Customer acquisition costs	$110.1	$105.3

Cost per Gross Add	$461	$386

Nextel Argentina

	Three Months Ended
	June 30,
	2011	2010
Digital handset and accessory revenues, net	$13.1	$10.3
Less: cost of handset and accessory sales	21.6	17.7

Handset subsidy costs	8.5	7.4
Selling and marketing	14.7	12.7

Costs per statement of operations	23.2	20.1
Less: costs unrelated to initial customer acquisition	(2.5)	(1.9)

Customer acquisition costs	$20.7	$18.2

Cost per Gross Add	$227	$217

Nextel Peru

	Three Months Ended
	June 30,
	2011	2010
Digital handset and accessory revenues, net	$8.7	$7.4
Less: cost of handset and accessory sales	19.1	14.9

Handset subsidy costs	10.4	7.5
Selling and marketing	15.8	12.1

Costs per statement of operations	26.2	19.6
Less: costs unrelated to initial customer acquisition	(2.1)	(1.0)

Customer acquisition costs	$24.1	$18.6

Cost per Gross Add	$150	$157

Net Debt
Net debt represents total long-term debt less cash, cash equivalents, short-term and long-term investments. Prior to 2008, we calculated net debt as total long-term debt less cash and cash equivalents. In the second quarter of 2010, we extended the permissible investment maturity dates for cash investments, which resulted in the classification of some of our cash investments as long-term investments. As a result, we now include long-term investments with the items subtracted from long-term debt to calculate net debt. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of June 30, 2011 can be calculated as follows (in millions):
NII Holdings, Inc.

Total long-term debt	$3,360.7
Add: debt discounts	19.2
Add: principal amount of 3.125% convertible notes treated as current portion of long-term debt	1,100.0
Less: cash and cash equivalents	(2,533.8)
Less: short-term investments	(408.7)

Net debt	$1,537.4